UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2016

 OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

 England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On June 28, 2016, the Registrant held its Annual General Meeting of Shareholders (the “Meeting”).

(b) The final voting results for the Meeting are as follows:

Proposal Number	Proposal Description	For	Against	Abstain	Broker Nonvote
1	Election of Patrick J. Balthrop, Sr.	14,251,676	11,690	149	1,555,763
2	Election of Ronald A. Andrews, Jr.	14,250,576	12,790	149	1,555,763
3	Election of Richard A. Sandberg	14,250,576	11,690	1,249	1,555,763
4	Election of A. Scott Walton	14,250,576	12,790	149	1,555,763
5	Election of Peter Wrighton-Smith	12,539,746	1,723,620	149	1,555,763
6	Ratification of Appointment of Auditors for 2016	15,818,366	100	812	0
7	Re-Appointment of U.K. Statutory Auditors	15,818,366	100	812	0
8	Authorization to Determine Statutory Auditors’ Remuneration for 2016	15,818,366	100	812	0
9	Receive U.K. Statutory Accounts and Reports for 2015	15,808,110	100	11,068	0
10	Receive and Approve U.K. Statutory Directors’ Annual Report on Remuneration for 2015	14,243,854	9,256	10,405	1,555,763

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 6/29/2016

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley

Name:	Elizabeth M. Keiley

Title:	VP & General Counsel